The information in this preliminary pricing supplement is not complete and may be changed. We may not sell these Securities until the pricing supplement, the accompanying product supplement, prospectus supplement and prospectus (collectively, the “Offering Documents”) are delivered in final form. The Offering Documents are not an offer to sell these Securities and we are not soliciting offers to buy these Securities in any state where the offer or sale is not permitted.

Subject to Completion

PRELIMINARY PRICING SUPPLEMENT

Dated October 15, 2025

Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-282565

(To Prospectus dated November 8, 2024,

Prospectus Supplement dated November 8, 2024

and Product Supplement dated November 8, 2024)

The Bank of Nova Scotia $● Trigger Autocallable GEARS
Linked to an Equally-Weighted Basket of Selected Equities due on or about October 31, 2030

Investment Description

The Bank of Nova Scotia Trigger Autocallable GEARS (the “Securities”) are senior unsecured debt securities issued by The Bank of Nova Scotia (“BNS” or the “issuer”) linked to an equally-weighted basket (the “underlying basket”) consisting of 20 selected equity securities (each, a “basket asset”, together the “basket assets”), as specified herein under “Underlying Basket”. BNS will automatically call the Securities (an “automatic call”) if the closing level of the underlying basket (the “basket closing level”) on the observation date is equal to or greater than the autocall barrier. If the Securities are subject to an automatic call, BNS will pay you a cash payment per Security on the call settlement date equal to the “call price”, which is the principal amount plus a call return based on the call return rate, and no further payments will be owed to you under the Securities. If the Securities are not subject to an automatic call, the amount you receive at maturity will be based on the direction and percentage change in the level of the underlying basket from the initial basket level to the final basket level (the “basket return”) and whether the basket closing level on the final valuation date (the “final basket level”) is less than the downside threshold. If the Securities are not subject to an automatic call and the basket return is positive, BNS will pay you a cash payment per Security at maturity equal to the principal amount plus a percentage return equal to the basket return multiplied by the upside gearing. If the Securities are not subject to an automatic call, the basket return is zero or negative and the final basket level is equal to or greater than the downside threshold, BNS will pay you a cash payment per Security at maturity equal to the principal amount. If, however, the Securities are not subject to an automatic call, the basket return is negative and the final basket level is less than the downside threshold, BNS will pay you a cash payment per Security at maturity that is less than the principal amount, if anything, resulting in a percentage loss of your principal amount equal to the basket return and, in extreme situations, you could lose your entire investment in the Securities. Investing in the Securities involves significant risks. The Securities do not pay interest. You may lose a significant portion or all of your investment in the Securities. The contingent repayment of principal applies only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of BNS. If BNS were to default on its payment obligations you may not receive any amounts owed to you under the Securities and you could lose your entire investment in the Securities.

Features

 Automatic Call Feature: BNS will automatically call the Securities if the basket closing level on the observation date is equal to or greater than the autocall barrier, which is equal to the initial basket level. If the Securities are subject to an automatic call, BNS will pay you a cash payment per Security on the call settlement date equal to the call price. Following an automatic call, no further payments will be owed to you under the Securities.

 Enhanced Exposure to Positive Basket Return: If the Securities are not subject to an automatic call, at maturity, the Securities provide exposure to any positive basket return multiplied by the upside gearing.

 Contingent Repayment of Principal at Maturity with Potential for Full Downside Market Exposure: If the Securities are not subject to an automatic call, the basket return is zero or negative and the final basket level is equal to or greater than the downside threshold, BNS will pay you a cash payment per Security at maturity equal to the principal amount. If, however, the Securities are not subject to an automatic call, the basket return is negative and the final basket level is less than the downside threshold, BNS will pay you a cash payment per Security at maturity that is less than the principal amount, if anything, resulting in a percentage loss of your principal amount equal to the basket return and, in extreme situations, you could lose your entire investment in the Securities. The contingent repayment of principal applies only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of BNS.

Key Dates*

Trade Date** October 29, 2025

Settlement Date** October 31, 2025

Observation Date November 5, 2026

Final Valuation Date October 29, 2030

Maturity Date October 31, 2030

* Expected. See page P-2 for additional details.

** We expect to deliver the Securities against payment on or about the second business day following the trade date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day (T+1), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Securities in the secondary market on any date prior to one business day before delivery of the Securities will be required, by virtue of the fact that each Security initially will settle in two business days (T+2), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Notice to investors: the Securities are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the principal amount of the Securities at maturity, and the Securities may have the same downside market risk as that of a hypothetical investment in the underlying basket. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of BNS. You should not purchase the Securities if you do not understand or are not comfortable with the significant risks involved in investing in the Securities.

You should carefully consider the risks described under “Key Risks” beginning on page P-5 herein and under “Additional Risk Factors Specific to the Notes” beginning on page PS-6 of the accompanying product supplement and “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement and on page 8 of the accompanying prospectus. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your Securities. You may lose a significant portion or all of your investment in the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network.

Security Offering

Information about the underlying basket and the basket assets is specified under “Preliminary Terms — Underlying Basket” herein and described in more detail under “Information About the Underlying Basket and the Basket Assets” herein. The final terms for the Securities will be set on the trade date. The Securities are offered at a minimum investment of $1,000, or 100 Securities at $10 per Security, and integral multiples of $10 in excess thereof.

Underlying Basket	Basket Weighting	Initial Basket Level	Call Return Rate	Autocall Barrier	Upside Gearing	Downside Threshold	CUSIP	ISIN
An Equally-Weighted Basket of 20 Selected Equities (see page P-3 for further details)	Equally Weighted (see page P-3 for further details)	To be set to 100.00 on the trade date	9.00%	100.00% of the Initial Basket Level	1.35 – 1.48	75.00% of the Initial Basket Level	06419E432	US06419E4329

The initial estimated value of your Securities at the time the terms of your Securities are set on the trade date is expected to be between $9.35 and $9.74 per principal amount, which will be less than the issue price to public listed below. See “Additional Information Regarding Estimated Value of the Securities” herein and “Key Risks” beginning on page P-5 of this document for additional information. The actual value of your Securities at any time will reflect many factors and cannot be predicted with accuracy.

See “Additional Information About BNS and the Securities” on page P-ii. The Securities will have the terms set forth in the accompanying product supplement dated November 8, 2024, prospectus supplement dated November 8, 2024, prospectus dated November 8, 2024 and this document.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this document, the accompanying product supplement, prospectus supplement or prospectus. Any representation to the contrary is a criminal offense.

The Securities are not insured by the Canada Deposit Insurance Corporation (the “CDIC”) pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other government agency of Canada, the U.S. or any other jurisdiction. The Securities are not bail-inable debt securities under the CDIC Act.

Offering of Securities	Issue Price to Public		Underwriting Discount(1)(2)		Proceeds to The Bank of Nova Scotia(1)(2)
	Total	Per Security	Total	Per Security	Total	Per Security
Securities linked to an Equally-Weighted Basket of Selected Equities	$•	$10.00	$•	$0.25	$•	$9.75

(1) Scotia Capital (USA) Inc. (“SCUSA”), our affiliate, will purchase the Securities at the principal amount and, as part of the distribution of the Securities, will sell the Securities to UBS Financial Services Inc. (“UBS”) at the discount specified in the table above. See “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)” herein for additional information.

(2) UBS or one of its affiliates is to conduct hedging activities for us in connection with the Securities. These amounts exclude any profits to UBS, BNS or any of our or their respective affiliates from hedging. See “Key Risks” and “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)” herein for additional considerations relating to hedging activities.

Scotia Capital (USA) Inc. UBS Financial Services Inc.

Additional Information About BNS and the Securities

You should read this pricing supplement together with the prospectus dated November 8, 2024, as supplemented by the prospectus supplement dated November 8, 2024 and the product supplement (Market-Linked Notes, Series A) dated November 8, 2024, relating to our Senior Note Program, Series A, of which these Securities are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product supplement.

The Securities may vary from the terms described in the accompanying prospectus, prospectus supplement and product supplement in several important ways. You should read this pricing supplement carefully, including the documents incorporated by reference herein. In the event of any conflict between this pricing supplement and any of the foregoing, the following hierarchy will govern: first, this pricing supplement; second, the accompanying product supplement; third, the accompanying prospectus supplement; and last, the accompanying prospectus. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website).

This pricing supplement, together with the documents listed below, contains the terms of the Securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” herein, in “Additional Risk Factors Specific to the Notes” of the accompanying product supplement and in “Risk Factors” of the accompanying prospectus supplement and of the accompanying prospectus, as the Securities involve risks not associated with conventional debt securities.

We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the Securities in light of your particular circumstances.

You may access these documents on the SEC website at www.sec.gov as follows:

♦Product Supplement (Market-Linked Notes, Series A) dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038316/bns_424b2-21309.htm

♦Prospectus Supplement dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038303/bns_424b3-21311.htm

♦Prospectus dated November 8, 2024:
http://www.sec.gov/Archives/edgar/data/9631/000119312524253771/d875135d424b3.htm

References to “BNS”, “we”, “our” and “us” refer only to The Bank of Nova Scotia and not to its consolidated subsidiaries and references to the “Trigger Autocallable GEARS” or the “Securities” refer to the Securities that are offered hereby. Also, references to the “accompanying product supplement” mean the BNS product supplement, dated November 8, 2024, references to the “accompanying prospectus supplement” mean the BNS prospectus supplement, dated November 8, 2024 and references to the “accompanying prospectus” mean the BNS prospectus, dated November 8, 2024.

BNS reserves the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, BNS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case BNS may reject your offer to purchase.

P-ii

Investor Suitability

The Securities may be suitable for you if:

♦You fully understand and are willing to accept the risks inherent in an investment in the Securities, including the risk of loss of your entire investment.

♦You can tolerate a loss of a significant portion or all of your investment in the Securities and are willing to make an investment that may have the same downside market risk as that of an investment in the underlying basket and the basket assets.

♦You believe that the basket closing level will be equal to or greater than the autocall barrier on the observation date and/or that the final basket level will be greater than the initial basket level.

♦You are willing to invest in the Securities if the upside gearing was set equal to the bottom of the range indicated on the cover hereof (the actual upside gearing will be set on the trade date).

♦You are willing to invest in the Securities based on the autocall barrier, call return rate and downside threshold indicated on the cover hereof.

♦You understand and accept that, if the Securities are subject to an automatic call, your return will be limited to the call return.

♦You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level(s) of the underlying basket and the basket assets.

♦You do not seek current income from your investment and are willing to forgo any dividends paid on the basket assets.

♦You understand and are willing to accept the risks associated with the underlying basket and the basket assets.

♦You are willing to invest in Securities that may be subject to an automatic call and are otherwise willing to hold the Securities to maturity and accept that there may be little or no secondary market for the Securities.

♦You are willing to assume the credit risk of BNS for all payments under the Securities, and understand that if BNS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

The Securities may not be suitable for you if:

♦You do not fully understand or are not willing to accept the risks inherent in an investment in the Securities, including the risk of loss of your entire investment.

♦You require an investment designed to provide a full return of principal at maturity.

♦You cannot tolerate a loss of a significant portion or all of your investment in the Securities or are unwilling to make an investment that may have the same downside market risk as that of an investment in the underlying basket or the basket assets.

♦You believe that the basket closing level will be less than the autocall barrier on the observation date and, if the Securities are not subject to an automatic call, that the final basket level will be equal to or less than the initial basket level and may be less than the downside threshold.

♦You are unwilling to invest in the Securities if the upside gearing was set equal to the bottom of the range indicated on the cover hereof (the actual upside gearing will be set on the trade date).

♦You are unwilling to invest in the Securities based on the autocall barrier, call return rate or downside threshold indicated on the cover hereof.

♦You are not willing to make an investment the return on which may be limited to the call return.

♦You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level(s) of the underlying basket or the basket assets.

♦You do not understand or are not willing to accept the risks associated with the underlying basket or the basket assets.

♦You seek current income from your investment or prefer to receive any dividends paid on the basket assets.

♦You are unable or unwilling to hold Securities that may be subject to an automatic call, you are otherwise unable or unwilling to hold the Securities to maturity or you seek an investment for which there will be an active secondary market.

♦You are not willing to assume the credit risk of BNS for all payments under the Securities, including any repayment of principal.

The investor suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should review “Information About the Underlying Basket and the Basket Assets” herein for more information on the underlying basket and the basket assets. You should also review “Key Risks” herein and the more detailed “Additional Risk Factors Specific to the Notes” in the accompanying product supplement for risks related to an investment in the Securities.

Preliminary Terms

Issuer	The Bank of Nova Scotia
Issue	Senior Note Program, Series A
Agents	Scotia Capital (USA) Inc. (“SCUSA”) and UBS Financial Services Inc. (“UBS”)
Principal Amount	$10 per Security (subject to a minimum investment of 100 Securities)
Term

Approximately 5 years, unless subject to an automatic call. In the event that we make any change to the expected trade date and settlement date, the calculation agent may adjust the observation date, call settlement date, final valuation date and maturity date to ensure that the stated term of the Securities remains the same.

Upside Gearing	1.35 - 1.48. The actual upside gearing will be determined on the trade date.
Automatic Call Feature

BNS will automatically call the Securities if the basket closing level on the observation date is equal to or greater than the autocall barrier.

If the Securities are subject to an automatic call, BNS will pay you a cash payment per Security on the call settlement date equal to the call price. Following an automatic call, no further payments will be made on the Securities.

Call Return Rate	9.00%
Call Return & Call Price

The call price equals the principal amount per Security plus the call return. The table below reflects the call return rate of 9.00%.

Observation Date(1)

Call Settlement Date(1)

Call Return

Call Price (per Security)

November 5, 2026

November 9, 2026

9.00%

$10.90

Payment at Maturity (per Security)

If the Securities are not subject to an automatic call and the basket return is positive, BNS will pay you an amount in cash equal to:

$10 × (1 + Basket Return × Upside Gearing)

If the Securities are not subject to an automatic call, the basket return is zero or negative and the final basket level is equal to or greater than the downside threshold, BNS will pay you an amount in cash equal to:

Principal Amount of $10

If the Securities are not subject to an automatic call, the basket return is negative and the final basket level is less than the downside threshold, BNS will pay you an amount in cash that is less than your principal amount, if anything, equal to:

$10 × (1 + Basket Return)

In this scenario, you will suffer a percentage loss on your principal amount equal to the basket return and, in extreme situations, you could lose your entire investment in the Securities.

Basket Return	The quotient, expressed as a percentage, of the following formula: Final Basket Level − Initial Basket Level Initial Basket Level
Initial Basket Level	To be set to 100.00 on the trade date.
Final Basket Level	The basket closing level on the final valuation date, as determined by the calculation agent.
Basket Closing Level

As calculated on the observation date or the final valuation date, as applicable, the basket closing level will be calculated as follows:

100 × [1 + (the sum of each Basket Asset Return multiplied by its Basket Weighting)]

Basket Asset Return	With respect to each basket asset, the quotient, expressed as a percentage, of the following formula: Closing Asset Level – Initial Asset Level Initial Asset Level
Closing Asset Level

With respect to each basket asset, the closing level for such basket asset on the observation date or final valuation date, as applicable, as determined by the calculation agent and as may be adjusted as described under “Additional Terms of the Securities” herein.

Autocall Barrier	A specified level of the underlying basket, equal to a percentage of the initial basket level, as indicated on the cover hereof.
Downside Threshold	A specified level of the underlying basket that is less than the initial basket level, equal to a percentage of the initial basket level, as indicated on the cover hereof.
Business Day	As specified in the product supplement under “General Terms of the Notes — Special Calculation Provisions — Business Day”
Tax Redemption

Notwithstanding anything to the contrary in the accompanying product supplement, the provision set forth under “General Terms of the Notes — Payment of Additional Amounts” and “General Terms of the Notes — Tax Redemption” shall not apply to the Securities.

Canadian Bail-in	The Securities are not bail-inable debt securities under the CDIC Act.
Terms Incorporated

All of the terms appearing above the item under the caption “General Terms of the Notes” in the accompanying product supplement, as modified by this pricing supplement, and for purposes of the foregoing, references herein to “closing asset level”, “underlying basket”, “basket asset”, “basket return”, “autocall barrier”, “downside threshold”, “observation date” and “call settlement date” mean “closing value”, “reference asset”, “basket component”, “reference asset return”, “call threshold”, “barrier value”, “valuation date” and “call payment date”, respectively, each as defined in the accompanying product supplement. In addition to those terms, the following two sentences are also so incorporated into the master note: BNS confirms that it fully understands and is able to calculate the effective annual rate of interest applicable to the Securities based on the methodology for calculating per annum rates provided for in the Securities. BNS irrevocably agrees not to plead or assert Section 4 of the Interest Act (Canada), whether by way of defense or otherwise, in any proceeding relating to the Securities.

(1) Subject to the market disruption event provisions set forth under “Additional Terms of the Securities” herein. If the observation date is postponed, the call settlement date will be postponed such that the number of business days between the observation date and the call settlement date remain the same. If the call settlement date is not a business day, such date will be the next following business day.

Underlying Basket

The following table lists the basket assets and their corresponding Bloomberg tickers, basket weightings and initial asset levels.

Basket Asset	Bloomberg Ticker	Basket Weighting	Initial Asset Level(1)
AbbVie Inc.	ABBV	1/20	$[•]
Abbott Laboratories	ABT	1/20	$[•]
Alcon Inc.	ALC	1/20	$[•]
AstraZeneca PLC	AZN	1/20	$[•]
Boston Scientific Corporation	BSX	1/20	$[•]
Danaher Corporation	DHR	1/20	$[•]
DexCom, Inc.	DXCM	1/20	$[•]
Haleon plc	HLN	1/20	$[•]
Intuitive Surgical, Inc.	ISRG	1/20	$[•]
Johnson & Johnson	JNJ	1/20	$[•]
Eli Lilly and Company	LLY	1/20	$[•]
MetLife, Inc.	MET	1/20	$[•]
Merck & Co., Inc.	MRK	1/20	$[•]
Novo Nordisk A/S	NVO	1/20	$[•]
Novartis AG	NVS	1/20	$[•]
Stryker Corporation	SYK	1/20	$[•]
Thermo Fisher Scientific Inc.	TMO	1/20	$[•]
UnitedHealth Group Incorporated	UNH	1/20	$[•]
Ventas, Inc.	VTR	1/20	$[•]
Welltower Inc.	WELL	1/20	$[•]

(1)With respect to each basket asset, the closing asset level for such basket asset on the trade date, as determined by the calculation agent and as may be adjusted as described under “Additional Terms of the Securities” herein.

Investment Timeline

Trade Date	The initial asset level of each basket asset is observed and the initial basket level and the final terms of the Securities are set.

Observation Date

The Securities will be subject to an automatic call if the basket closing level on the observation date is equal to or greater than the autocall barrier.

If the Securities are subject to an automatic call, BNS will pay you a cash payment per Security on the call settlement date equal to the call price. Following an automatic call, no further payments will be made on the Securities.

Maturity Date

The closing asset level for each basket asset is observed on the final valuation date and each basket asset return and the basket return are calculated.

If the Securities are not subject to an automatic call and the basket return is positive, BNS will pay you an amount in cash per Security equal to:

$10 × (1 + Basket Return × Upside Gearing)

If the Securities are not subject to an automatic call, the basket return is zero or negative and the final basket level is equal to or greater than the downside threshold, BNS will pay you an amount in cash per Security equal to:

Principal Amount of $10

If the Securities are not subject to an automatic call, the basket return is negative and the final basket level is less than the downside threshold, BNS will pay you an amount in cash per Security that is less than your principal amount, if anything, equal to:

$10 × (1 + Basket Return)

In this scenario, you will suffer a percentage loss on your principal amount equal to the basket return and, in extreme situations, you could lose your entire investment in the Securities.

Investing in the Securities involves significant risks. You may lose a significant portion or all of your investment in the Securities. Specifically, if the Securities are not subject to an automatic call and the final basket level is less than the downside threshold, you will lose a percentage of your principal amount equal to the basket return and, in extreme situations, you could lose all of your investment in the Securities. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of BNS. If BNS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment in the Securities.

Key Risks

An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing in the underlying basket or in any of the basket assets. Some of the key risks that apply to the Securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the Securities under “Additional Risk Factors Specific to the Notes” of the accompanying product supplement and “Risk Factors” of the accompanying prospectus supplement and of the accompanying prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the Securities in light of your particular circumstances.

Risks Relating to Return Characteristics

♦Risk of loss at maturity — The Securities differ from ordinary debt securities in that BNS will not make periodic coupon payments and will not necessarily repay the principal amount of the Securities. BNS will pay you the principal amount of your Securities in cash at maturity only if the final basket level is equal to or greater than the downside threshold. If the Securities are not subject to an automatic call, the basket return is negative and the final basket level is less than the downside threshold, you will lose a percentage of your principal amount equal to the basket return and, in extreme situations, you could lose your entire investment in the Securities.

♦Limited return on the securities if automatically called — If the Securities are automatically called, your potential gain on the Securities will be limited to the call return, regardless of any appreciation of the underlying basket, which may be significant. In addition, because the level of the underlying basket at various times during the term of the Securities could be higher than on the observation date, you may receive a lower payment if the Securities are automatically called than you would have if you had hypothetically invested directly in the underlying basket. As a result, the return on an investment in the Securities could be less than the return on a direct investment in the underlying basket. Furthermore, if the Securities are automatically called, you will not benefit from the upside gearing that applies to the payment at maturity if the basket return is positive. Because the upside gearing does not apply to the payment upon an automatic call, the payment upon an automatic call may be significantly less than the payment at maturity for the same level of appreciation in the underlying basket. Even though you will not participate in any potential appreciation of the underlying basket if the Securities are automatically called, you may be exposed to the underlying basket’s downside market risk if the Securities are not automatically called.

♦The contingent repayment of principal applies only if you hold your Securities to an automatic call or maturity — You should be willing to hold your Securities to an automatic call or maturity. If you are able to sell your Securities prior to an automatic call or maturity in the secondary market, you may have to sell them at a loss relative to your investment in the Securities even if the then-current level of the underlying basket is equal to or greater than the autocall barrier or downside threshold, as applicable. All payments on the Securities are subject to the creditworthiness of BNS.

♦The call return applies only upon an automatic call and the upside gearing applies only at maturity — You should be willing to hold your Securities to an automatic call or to maturity. If you are able to sell your Securities prior to an automatic call or maturity in the secondary market, the price you receive will likely not reflect the full economic value of the call return or upside gearing and the percentage return you realize may be less than the call return or then-current basket return multiplied by the upside gearing, as applicable, even if such percentage return is positive. You can receive the full benefit of the Securities only if you hold your Securities to an automatic call or maturity.

♦No interest payments — BNS will not pay any interest with respect to the Securities.

♦A higher call return rate or lower downside threshold may reflect greater expected volatility of the underlying basket, and greater expected volatility generally indicates an increased risk of loss at maturity — The economic terms for the Securities, including the call return rate, upside gearing, autocall barrier and downside threshold, are based, in part, on the expected volatility of the underlying basket at the time the terms of the Securities are set. “Volatility” refers to the frequency and magnitude of changes in the level of the basket assets and therefore, the underlying basket. The greater the expected volatility of the basket assets as of the time the terms of the Securities are determined, the greater the expectation is as of that date that the basket closing level on the observation date could be less than the autocall barrier and that the final basket level could be less than the downside threshold and, as a consequence, indicates an increased risk of the Securities not being subject to an automatic call and an increased risk of loss. All things being equal, this greater expected volatility will generally be reflected in a higher call return rate than the yield payable on our conventional debt securities with a similar maturity or on otherwise comparable securities, and/or a higher upside gearing, lower autocall barrier and/or downside threshold than those terms on otherwise comparable securities. Therefore, a relatively higher call return rate may indicate an increased risk of loss. However, the basket assets’ volatility can change significantly over the term of the Securities. If actual volatility is higher than expected, you will face an even greater risk that the Securities will not be automatically called and that you may receive less than the principal amount of your Securities at maturity. You should be willing to accept the downside market risk of the underlying basket and the potential to lose a significant portion or all of your investment in the Securities.

♦Reinvestment risk — The Securities will be subject to an automatic call if the basket closing level is equal to or greater than the autocall barrier on the observation date. Because the Securities could be subject to an automatic call on the call settlement date, the term of your investment may be limited. In the event that the Securities are subject to an automatic call, there is no guarantee that you would be able to reinvest the proceeds at a comparable return and/or with a comparable call return rate for a similar level of risk. In addition, to the extent you are able to reinvest such proceeds in an investment comparable to the Securities, you may incur transaction costs such as dealer discounts and hedging costs built into the price of the new securities.

♦Owning the Securities is not the same as owning the basket assets — The return on your Securities may not reflect the return you would realize if you actually owned the basket assets. For instance, if the Securities are subject to an automatic call, the return potential of the Securities will be limited to the pre-specified call return regardless of any appreciation of the underlying basket, and you will not participate in any such appreciation from its initial basket level. In addition, you will not receive or be entitled to receive any dividend payments or other distributions paid to holders of the basket assets during the term of the Securities, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your Securities. In addition, as an owner of the Securities, you will not have voting rights or any other rights that a holder of the basket assets may have.

Risks Relating to Characteristics of the Underlying Basket and Basket Assets

♦Market risk — The return on the Securities, which may be negative, is directly linked to the performance of the underlying basket (and, therefore, the weighted performance of the basket assets) and will depend on whether, and the extent to which, the basket return is positive or negative. The level of the basket assets (and, therefore, the level of the underlying basket) can rise or fall sharply due to factors specific to the basket assets and their issuers (each a “basket asset issuer”), such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general market volatility and levels, interest rates and economic, political and other conditions. You, as an investor in the Securities, should conduct your own investigation into the basket asset issuers and the basket assets. For additional information regarding the basket assets and the basket asset issuers, please see “Information About the Underlying Basket and the Basket Assets” herein and each basket asset issuer’s SEC filings. We urge you to review financial and other information filed regarding each basket asset periodically by with the SEC.

♦Correlation (or lack of correlation) among the basket assets may adversely affect your return on the Securities — “Correlation” is a measure of the degree to which the returns of a pair of assets are similar to each other over a given period in terms of timing and direction. Movements in the levels of the basket assets may not correlate with each other. At a time when the level of a basket asset increases, the level of another basket asset may not increase as much, or may even decline. Therefore, in calculating the underlying basket’s performance on the observation date or final valuation date, as applicable, an increase in the level of one basket asset may be moderated, wholly offset or reversed by a lesser increase, or by a decline, in the level of another basket asset. Further, high correlation of movements in the levels of the basket assets could adversely affect your return on the Securities during periods of negative performance of the basket assets. Changes in the correlation of the basket assets may adversely affect the market value of, and return on, your Securities.

♦There can be no assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the levels of the basket assets will rise or fall. There can be no assurance that the basket closing level will be equal to or greater than the autocall barrier on the observation date or, if the Securities are not subject to an automatic call, that the final basket level will be equal to or greater than the initial basket level or downside threshold. In addition, even if the Securities are not subject to an automatic call and the basket closing level is equal to or greater than the initial basket level, the percentage return you receive at maturity may be less than the call return you would have otherwise received if the Securities were subject to an automatic call. The performance of the underlying basket from the initial basket level to the final basket level will be influenced by complex and interrelated political, economic, financial and other factors that affect the basket assets and the basket asset issuers. You should be willing to accept the risks of owning equities in general and the basket assets in particular, and the risk of losing a significant portion or all of your investment in the Securities.

♦There is no affiliation between any basket asset issuer and us or the Agents — BNS, the Agents and our other or their respective affiliates may currently, or from time to time in the future, engage in business with the basket asset issuers. None of us, the Agents or any of our other or their respective affiliates have participated in the preparation of any publicly available information or made any “due diligence” investigation or inquiry with respect to the basket asset issuers. You should make your own investigation into the basket assets. See the section below entitled “Information About the Underlying Basket and the Basket Assets” herein for additional information about the basket assets.

♦Risks associated with non-U.S. companies — The Securities are subject to risks associated with non-U.S. companies because at least one basket asset issuer is incorporated in a country other than the U.S. An investment in securities linked directly or indirectly to a non-U.S. company, such as the Securities, involves risks associated with the home country of each such non-U.S. company. The levels of each such basket asset, and, therefore, the basket, may be affected by political, economic, financial and social factors in the home country of each such basket asset issuer, including changes in such country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions.

♦There are important differences between the American depositary receipts and the ordinary shares of a non-U.S. company — The underlying basket is comprised of the American depositary receipts of at least one basket asset issuer. There are important differences between the rights of holders of an American depositary receipt and the non-U.S. stock such American depositary receipt represents. The American depositary receipts are issued pursuant to a deposit agreement, which sets forth the rights and responsibilities of the depositary, the non-U.S. company and holders of the American depositary receipts, which may be different from the rights of holders of the non-U.S. stock. For example, a company may make distributions in respect of the non-U.S. stock that are not passed on to the holders of its American depositary receipts. Any such differences between the rights of holders of the American depositary receipts and the rights of holders of the ordinary shares of the non-U.S. company may be significant and may materially and adversely affect the value of the American depositary receipts and, as a result, the value of your Securities.

♦The Securities are subject to exchange rate risk — Because American depositary receipts are denominated in U.S. dollars but represent non-U.S. equity securities that are denominated in a non-U.S. currency, changes in currency exchange rates may negatively impact the value of the American depositary receipts. The value of the non-U.S. currency may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, non-U.S. governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, exposure to exchange rate risk may adversely affect the market value of, and return on, the Securities.

♦The Securities are subject to sector concentration risk — The Securities are subject to sector concentration risk because each basket asset issuer operates in the health care sector, as described below under “Information About the Underlying Basket and the Basket Assets”. Companies in the health care sector are subject to extensive government regulation and their profitability can be significantly affected by restrictions on government reimbursement for medical expenses, rising costs of medical products and services, pricing pressure and an increased emphasis on outpatient services. Companies in the health care sector are heavily dependent on patent protection and the process of obtaining patent approval can be long and costly. The expiration of patents may adversely affect the profitability of the companies. Health care companies are also subject to extensive litigation based on product liability and similar claims. Companies in the health care sector are heavily dependent on obtaining and defending patents, which may be time consuming and costly, and the expiration of patents may also adversely affect the profitability of these companies. Health care companies are also subject to extensive litigation based on product liability and similar claims. In addition, their products can become obsolete due to industry innovation, changes in technologies or other market developments. Many new products in the health care sector require significant research and development and may be subject to regulatory approvals, all of which may be time consuming and costly with no guarantee that any product will come to market. Any negative developments may have a negative effect on the basket asset issuers and, in turn, may have a material adverse effect on the market value of, and return on, the Securities. By investing in the Securities, you will not benefit from the diversification which could result from an investment linked to the performance of companies that operate in multiple sectors.

♦There is limited trading history for some basket assets — Certain of the basket assets commenced trading on its current primary exchange recently relative to other basket assets and, therefore, have limited historical performance. Because such basket assets have limited trading histories, you will have less information on which you may base your investment decision than would have been the case had the Securities been linked to basket assets with more established records of performance. For additional information about the basket assets, see the section “Information About the Underlying Basket and the Basket Assets” herein. Past performance of a basket asset should not be considered indicative of future performance.

Risks Relating to Estimated Value and Liquidity

♦BNS’ initial estimated value of the Securities at the time of pricing (when the terms of your Securities are set on the trade date) will be lower than the issue price of the Securities — BNS’ initial estimated value of the Securities is only an estimate. The issue price of the Securities will exceed BNS’ initial estimated value. The difference between the issue price of the Securities and BNS’ initial estimated value reflects costs associated with selling and structuring the Securities, as well as hedging its obligations under the Securities. Therefore, the economic terms of the Securities are less favorable to you than they would have been if these expenses had not been paid or had been lower.

♦Neither BNS’ nor SCUSA’s estimated value of the Securities at any time is determined by reference to credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities — BNS’ initial estimated value of the Securities and SCUSA’s estimated value of the Securities at any time are determined by reference to BNS’ internal funding rate. The internal funding rate used in the determination of the estimated value of the Securities generally represents a discount from the credit spreads for BNS’ conventional fixed-rate debt securities and the borrowing rate BNS would pay for its conventional fixed-rate debt securities. This discount is based on, among other things, BNS’ view of the funding value of the Securities as well as the higher issuance, operational and ongoing liability management costs of the Securities in comparison to those costs for BNS’ conventional fixed-rate debt. If the interest rate implied by the credit spreads for BNS’ conventional fixed-rate debt securities, or the borrowing rate BNS would pay for its conventional fixed-rate debt securities were to be used, BNS would expect the economic terms of the Securities to be more favorable to you. Consequently, the use of an internal funding rate for the Securities increases the estimated value of the Securities at any time and has an adverse effect on the economic terms of the Securities.

♦BNS’ initial estimated value of the Securities does not represent future values of the Securities and may differ from others’ (including SCUSA’s) estimates — BNS’ initial estimated value of the Securities is determined by reference to its internal pricing models when the terms of the Securities are set. These pricing models consider certain factors, such as BNS’ internal funding rate on the trade date, the expected term of the Securities, market conditions and other relevant factors existing at that time, and BNS’ assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions (including the pricing models and assumptions used by SCUSA) could provide valuations for the Securities that are different, and perhaps materially lower, from BNS’ initial estimated value. Therefore, the price at which SCUSA would buy or sell your Securities (if SCUSA makes a market, which it is not obligated to do) may be materially lower than BNS’ initial estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.

♦The Securities have limited liquidity — The Securities will not be listed on any securities exchange or automated quotation system. Therefore, there may be little or no secondary market for the Securities. SCUSA and any other affiliates of BNS intend, but are not required, to make a market in the Securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Because we do not expect that other broker-dealers will participate in the secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which SCUSA is willing to purchase the Securities from you. If at any time SCUSA does not make a market in the Securities, it is likely that there would be no secondary market for the Securities. Accordingly, you should be willing to hold your Securities to maturity.

♦The price at which SCUSA would buy or sell the Securities (if SCUSA makes a market, which it is not obligated to do) will be based on SCUSA’s estimated value of the Securities and may be greater than BNS’ valuation of the Securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — SCUSA’s estimated value of the Securities is determined by reference to its pricing models and takes into account BNS’ internal funding rate. The price at which SCUSA would initially buy or sell the Securities in the secondary market (if SCUSA makes a market, which it is not obligated to do) may exceed (i) SCUSA’s estimated value of the Securities at the time of pricing, (ii) any secondary market prices provided by unaffiliated dealers, potentially including UBS, and (ii) depending on your broker, the valuation provided on your customer account statement. The price that SCUSA may initially offer to buy such Securities following issuance will exceed the valuations indicated by its internal pricing models due to the inclusion for a limited period of time of the aggregate value of the costs associated with structuring and selling the Securities, including the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in any secondary market price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any).” Thereafter, if SCUSA buys or sells the Securities it will do so at prices that reflect the estimated value determined by reference to SCUSA’s pricing models at that time. The price at which SCUSA will buy or sell the Securities at any time also will reflect its then current bid and ask spread for similar sized trades of structured notes. The temporary positive differential relative to SCUSA’s internal pricing models arises from requests from and arrangements made by BNS and the Agents. As described above, SCUSA and its affiliates intend, but are not required, to make a market for the Securities and may stop making a market at any time. SCUSA reflects this temporary positive differential on its customer account statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers, including UBS.

SCUSA’s pricing models consider certain variables, including principally BNS’ internal funding rate, interest rates (forecasted, current and historical rates), volatility of the basket assets, price-sensitivity analysis and the time to maturity of the Securities. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your Securities in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of the Securities determined by reference to SCUSA’s models, taking into account BNS’ internal funding rate, due to, among other things, any differences in pricing models or assumptions used by others. If SCUSA calculated its estimated value of the Securities by reference to BNS’ credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities (as opposed to BNS’ internal funding rate), the price at which SCUSA would buy or sell the Securities (if SCUSA makes a market, which it is not obligated to do) could be significantly lower.

In addition to the factors discussed above, the value and quoted price of the Securities at any time will reflect many factors and cannot be predicted. If SCUSA makes a market in the Securities, the price quoted by SCUSA would reflect any changes in market conditions and other relevant factors, including any deterioration in BNS’ creditworthiness or perceived creditworthiness. These changes may adversely affect the value of the Securities, including the price you may receive for the Securities in any market making transaction. To the extent that SCUSA makes a market in the Securities, the quoted price will reflect the estimated value determined by reference to SCUSA’s pricing models at that time, plus or minus SCUSA’s then current bid and ask spread for similar sized trades of structured notes (and subject to the declining excess amount described above). Furthermore, if you sell your Securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your Securities in a secondary market sale.

♦The price of the Securities prior to maturity will depend on a number of factors and may be substantially less than the principal amount — Because structured notes, including the Securities, can be thought of as having a debt component and a derivative component, factors that influence the values of debt instruments and options and other derivatives will also affect the terms and features of the Securities at issuance and the market price of the Securities prior to maturity. Some of these factors include, but are not limited to: (i) actual or anticipated changes in the level of the underlying basket (and the levels of the basket assets) over the full term of the Securities, (ii) volatility of the levels of the basket assets and the market's perception of future volatility of the foregoing, (iii) changes in interest rates generally, (iv) any actual or anticipated changes in our credit ratings or credit spreads, (v) dividend yields on the basket assets and (vi) time remaining to maturity. In particular, because the provisions of the Securities relating to the payment at maturity behave like options, the value of the Securities will vary in ways which are non-linear and may not be intuitive.

Depending on the actual or anticipated level of the underlying basket (and therefore the levels of the basket assets) and other relevant factors, the market value of the Securities may decrease and you may receive substantially less than the principal amount if you sell your Securities prior to maturity regardless of the level of the underlying basket at such time.

Risks Relating to Hedging Activities and Conflicts of Interest

♦Hedging activities by BNS and UBS may negatively impact investors in the Securities and cause our respective interests and those of our clients and counterparties to be contrary to those of investors in the Securities — We or one of our affiliates, and UBS or one of its affiliates, have hedged or will hedge our obligations under the Securities. Such hedging transactions may include entering into swap or similar agreements, purchasing shares of the basket assets and/or purchasing futures, options and/or other instruments linked to the basket assets. We, UBS or one or more of our or their respective affiliates also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the basket assets and/or one or more of the basket assets, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the final valuation date. We, UBS or one or more of our or their respective affiliates may also enter into, adjust and unwind hedging transactions relating to other basket- or index-linked Securities whose returns are linked to changes in the level of the underlying basket (and the levels of the basket assets). Any of these hedging activities may adversely affect the level of the underlying basket (and the levels of the basket assets) and therefore the market value of the Securities and the amount you will receive, if any, on the Securities.

Because UBS, or one of its affiliates, is to conduct hedging activities for us in connection with the Securities, UBS, or its affiliate may profit in connection with such hedging activities. Such profit, if any, will be in addition to the compensation that UBS, or its affiliate, receives for the sale of the Securities to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for UBS to sell the Securities to you in addition to the compensation they would receive for the sale of the Securities.

You should expect that these transactions will cause BNS and UBS or our or their respective affiliates, or our or their respective clients or counterparties, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the Securities. None of BNS, UBS or any of our or their respective affiliates will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the Securities, and any of the foregoing may receive substantial returns with respect to these hedging activities while the market value of, and return on, the Securities declines.

♦Following certain events, the calculation agent can make adjustments to a basket asset and the terms of the Securities that may adversely affect the market value of, and return on, the Securities — For antidilution and certain other events affecting a basket asset, the calculation agent may make adjustments to its initial asset level, closing asset level and/or final asset level, as applicable, and any other term of the Securities and, in some instances, may replace such basket asset. However, the calculation agent will not make an adjustment in response to every corporate event that could affect a basket asset. If an event occurs that does not require the calculation agent to make an adjustment, the market value of, and return payment on, the Securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed herein that it believes are appropriate to offset to the extent practical any changes in your economic position as a holder of the Securities resulting solely from any such event to achieve an equitable result. Following certain events relating to a basket asset issuer, such as a reorganization event or a delisting or suspension of trading, the determination as to whether the Securities are subject to an automatic call or the amount you receive at maturity may be based on the equity security of a successor to such basket asset issuer in combination with any cash or any other assets distributed to holders of such basket asset, if applicable, or on the common stock issued by another company. Following a delisting (including for this purpose from an eligible interdealer quotation system) or termination of the ADR facility for a basket asset, as applicable, the return on the Securities may be based on the non-U.S. stock represented by the ADRs and/or the group of one or more classes of non-U.S. stock substituted for the ADR as described under “Additional Terms of the Securities — Delisting of, Suspension of Trading in, or Change in Law Affecting, a Basket Asset — Delisting of, or Change in Law Affecting, ADRs or Termination of ADR Facility” herein. The occurrence of any such event and the consequent adjustments may materially and adversely affect the value of, and return on, the Securities. For more information, see the sections “Additional Terms of the Securities — Antidilution Adjustments”, “— Reorganization Events” and “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Asset” herein.

♦We, the Agents and our or their respective affiliates regularly provide services to, or otherwise have business relationships with, a broad client base, which has included and may include us and the basket asset issuers and the market activities by us, the Agents or our or their respective affiliates for our or their own respective accounts or for our or their respective clients could negatively impact investors in the Securities — We, the Agents and our or their respective affiliates regularly provide a wide range of financial services, including financial advisory, investment advisory and transactional services to a substantial and diversified client base. As such, we each may act as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker or lender. In those and other capacities, we, the Agents and/or our or their respective affiliates purchase, sell or hold a broad array of investments, actively trade securities (including the Securities or other securities that we have issued), the basket assets, derivatives, loans, credit default swaps, indices, baskets and other financial instruments and products for our or their own respective accounts or for the accounts of our or their respective customers, and we will have other direct or indirect interests, in those securities and in other markets that may not be consistent with your interests and may adversely affect the level of the basket assets and/or the value of the Securities. You should assume that we or they will, at present or in the future, provide such services or otherwise engage in transactions with, among others, us and the basket assets issuers, or transact in securities or instruments or with parties that are directly or indirectly related to these entities. These services could include making loans to or equity investments in those companies, providing financial advisory or other investment banking services, or issuing research reports. Any of these financial market activities may, individually or in the aggregate, have an adverse effect on the level of the basket assets and the market for your Securities, and you should expect that our interests and those of the Agents and/or our or their respective affiliates, clients or counterparties, will at times be adverse to those of investors in the Securities.

You should expect that we, the Agents, and our or their respective affiliates, in providing these services, engaging in such transactions, or acting for our or their own respective accounts, may take actions that have direct or indirect effects on the Securities or other securities that we may issue, the basket assets or other securities or instruments similar to or linked to the foregoing, and that such actions could be adverse to the interests of investors in the Securities. In addition, in connection with these activities, certain personnel within us, the Agents or our or their respective affiliates may have access to confidential material non-public information about these parties that would not be disclosed to investors in the Securities.

We, the Agents and our or their respective affiliates regularly offer a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to the Securities or other securities that we may issue, the basket assets or other securities or instruments similar to or linked to the foregoing. Investors in the Securities should expect that we, the Agents and our or their respective affiliates offer securities, financial instruments, and other products that may compete with the Securities for liquidity or otherwise.

♦Potential impact on price by BNS or the Agents — Trading or transactions by BNS, the Agents or our or their respective affiliates in the basket assets, listed and/or over-the-counter options, futures or other instruments with returns linked to the performance of the basket assets may adversely affect the performance of the basket assets and, therefore, the market value of, and return on, the Securities. See “— Risks Relating to Hedging Activities and Conflicts of Interest — Hedging activities by BNS and UBS may negatively impact investors in the Securities and cause our respective interests and those of our clients and counterparties to be contrary to those of investors in the Securities” for additional information regarding hedging-related transactions and trading.

♦The calculation agent will have significant discretion with respect to the Securities, which may be exercised in a manner that is adverse to your interests — The calculation agent will be an affiliate of BNS. The calculation agent will determine whether the Securities are automatically called, call return payable to you on the call settlement date and the payment at maturity of the Securities based on observed closing asset levels of the basket assets. The calculation agent can postpone the determination of the closing asset level or the final basket level (and therefore the related call settlement date or maturity date, as applicable) if a market disruption event occurs and is continuing with respect to a basket asset on the observation date or the final valuation date, as applicable.

♦Potentially inconsistent research, opinions or recommendations by BNS or the Agents — BNS, the Agents and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by BNS, the Agents or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the basket assets to which the Securities are linked.

Risks Relating to General Credit Characteristics

♦Credit risk of BNS — The Securities are senior unsecured debt obligations of BNS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal at maturity, depends on the ability of BNS to satisfy its obligations as they come due. As a result, BNS’ actual and perceived creditworthiness may affect the market value of the Securities. If BNS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment in the Securities.

♦BNS is subject to the resolution authority under the CDIC Act — Although the Securities are not bail-inable debt securities under the CDIC Act, as described elsewhere in this pricing supplement, BNS remains subject generally to Canadian bank resolution powers under the CDIC Act. Under such powers, the Canada Deposit Insurance Corporation may in certain circumstances take actions that could negatively impact holders of the Securities and result in a loss on your investment. See “Risk Factors — Risks Related to the Bank’s Debt Securities” in the accompanying prospectus for more information.

Risks Relating to Canadian and U.S. Federal Income Taxation

♦Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax advisor about your tax situation. See “Material Canadian Income Tax Consequences” and “What Are the Tax Consequences of the Securities?” herein.

Hypothetical Examples and Return Table of the Securities at Maturity

The below examples and table are based on hypothetical terms. The actual terms will be set on the trade date and will be indicated on the cover of the final pricing supplement.

The examples and table below illustrate the payment upon an automatic call or at maturity for a $10 Security on a hypothetical offering of the Securities, with the following assumptions (amounts may have been rounded for ease of analysis):

Term: Approximately 5 years

Initial Basket Level: 100

Autocall Barrier: 100 (which is equal to 100.00% of the Initial Basket Level)

Downside Threshold: 75.00 (75.00% of the Initial Basket Level)

Call Return Rate: 9.00%

Upside Gearing: 1.35

Range of Basket Return: -100% to 40%

Example 1: The Basket Closing Level is equal to or greater than the Autocall Barrier on the Observation Date.

Date	Basket Closing Level	Payment (per Security)
Observation Date	115 (equal to or greater than Autocall Barrier)	$10.90 (Call Price)
	Total Payment:	$10.90 (9.00% total return)

Because the Securities are subject to an automatic call on the observation date (which is approximately one year after the trade date), BNS will pay on the call settlement date a total of $10.90 per Security (reflecting your principal amount plus the call return), for a total return of 9.00% on the Securities. You will not receive any further payments on the Securities. Although the basket closing level on the observation date appreciated by 15.00% from the initial basket level, because the Securities are subject to an automatic call, the total return on the Securities is limited to the call return of 9.00% and you will not participate in any appreciation in the basket closing level from its initial basket level and you will not benefit from the upside gearing.

Example 2: The Securities are NOT subject to an Automatic Call and the Basket Return is 1%.

Date	Basket Closing Level	Payment (per Security)
Observation Date	92 (less than Autocall Barrier)	$0.00
Final Valuation Date	101 (equal to or greater than Initial Basket Level)	$10.00 × (1 + Basket Return × Upside Gearing)
= $10.00 × (1 + 1% × 1.35)
= $10.00 × (1 + 1.35%)
= $10.135 (Payment at Maturity)
	Total Payment:	$10.135 (1.35% total return)

Because the Securities are not subject to an automatic call and the basket return is positive, the payment at maturity per Security will be $10.135 (reflecting your principal amount plus a return equal to the basket return multiplied by the upside gearing), for a total return of 1.35%. Because the basket return multiplied by the upside gearing is less than the call return rate, your return is less than it would have been if the Securities were subject to an automatic call.

Example 3: The Securities are NOT subject to an Automatic Call, the Basket Return is -15% and the Final Basket Level is equal to or greater than the Downside Threshold.

Date	Basket Closing Level	Payment (per Security)
Observation Date	95 (less than Autocall Barrier)	$0.00
Final Valuation Date	85 (less than Initial Basket Level; equal to or greater than Downside Threshold)	$10.00 (Payment at Maturity)
	Total Payment:	$10.00 (0.00% total return)

Because the Securities are not subject to an automatic call, the basket return is zero or negative and the final basket level is equal to or greater than the downside threshold, the payment at maturity per Security will be equal to the principal amount of $10.00 (reflecting your principal amount), for a total return of 0.00%.

Example 4: The Securities are NOT subject to an Automatic Call, the Basket Return is -60% and the Final Basket Level is less than the Downside Threshold.

Date	Basket Closing Level	Payment (per Security)
Observation Date	70 (less than Autocall Barrier)	$0.00
Final Valuation Date	40 (less than Downside Threshold)	= $10.00 × (1 + -60.00%)
= $10.00 × 0.40
= $4.00 (Payment at Maturity)
	Total Payment:	$4.00 (60.00% loss)

Because the Securities are not subject to an automatic call, the basket return is negative and the final basket level is less than the downside threshold, the payment at maturity per Security will be $4.00, for a loss of 60.00%.

In this scenario, you will suffer a percentage loss on your principal amount equal to the basket return and, in extreme situations, you could lose your entire investment in the Securities.

Hypothetical Payment at Maturity if the Securities are NOT Subject to an Automatic Call

Underlying Basket		Payment and Return at Maturity
Final Basket Level	Basket Return	Payment at Maturity	Security Total Return at Maturity
140.00	40.00%	$15.400	54.00%
130.00	30.00%	$14.050	40.50%
120.00	20.00%	$12.700	27.00%
110.00	10.00%	$11.350	13.50%
105.00	5.00%	$10.675	6.75%
100.00	0.00%	$10.000	0.00%
90.00	-10.00%	$10.000	0.00%
80.00	-20.00%	$10.000	0.00%
75.00	-25.00%	$10.000	0.00%
70.00	-30.00%	$7.000	-30.00%
60.00	-40.00%	$6.000	-40.00%
50.00	-50.00%	$5.000	-50.00%
25.00	-75.00%	$2.500	-75.00%
0.00	-100.00%	$0.000	-100.00%

Investing in the Securities involves significant risks. You may lose a significant portion or all of your investment in the Securities. Specifically, if the Securities are not subject to an automatic call and the final basket level is less than the downside threshold, you will lose a percentage of your principal amount equal to the basket return and, in extreme situations, you could lose all of your investment in the Securities. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of BNS. If BNS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment in the Securities.

Information About the Underlying Basket and the Basket Assets

All disclosures contained in this document regarding the underlying basket and each basket asset is derived from publicly available information. BNS has not conducted any independent review or due diligence of any publicly available information with respect to any such information. set. Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. You should make your own investigation into the underlying basket and basket assets.

Included on the following pages is a brief description of the underlying basket and basket asset issuers. This information has been obtained from publicly available sources. Set forth below are graphs that illustrate the past performance for each of the basket assets and a hypothetical underlying basket, in each case for the period indicated. We obtained the past performance information set forth below from Bloomberg Professional® service (“Bloomberg”). BNS has not conducted any independent review or due diligence of any publicly available information obtained from Bloomberg. You should not take the historical levels of the basket assets (or the hypothetical historical performance of the underlying basket) as an indication of future performance.

Each basket asset is registered under the Securities Act of 1933, the Securities Exchange Act of 1934 and/or the Investment Company Act of 1940, each as amended. Companies with securities registered with the SEC are required to file financial and other information specified by the SEC periodically. Information filed by each basket asset issuer with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC can be located by reference to its SEC file number provided below.

The Underlying Basket

Because the underlying basket is a newly created basket, there is no actual historical information about the basket closing levels as of the date hereof. Therefore, the hypothetical basket closing levels of the underlying basket below are calculated based on publicly available information for each basket asset as reported by Bloomberg without independent verification. We have not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. The hypothetical basket closing level has fluctuated in the past and may, in the future, experience significant fluctuations. Any hypothetical historical upward or downward trend in the basket closing level during any period shown below is not an indication that the value of the underlying basket is more or less likely to increase or decrease at any time during the term of the Securities.

Hypothetical Historical Basket Performance

The graph below illustrates the hypothetical performance of the underlying basket from July 18, 2022 through October 13, 2025, based on the daily closing asset levels of the basket assets, assuming the basket closing level was 100 on July 18, 2022 and calculated in the same way with respect to each date as the level of the underlying basket will be calculated on the observation date and, if applicable, the final valuation date.

AbbVie Inc.

According to publicly available information, AbbVie Inc. (“AbbVie”) is a research-based biopharmaceutical company that develops and markets disease therapies. Information filed by AbbVie with the SEC can be located by reference to its SEC file number: 001-35565, or its CIK Code: 0001551152. AbbVie’s common stock is listed on the New York Stock Exchange under the ticker symbol “ABBV”.

Historical Information

The graph below illustrates the performance of the basket asset for the period from January 1, 2015 through October 13, 2025, based on the daily closing asset levels as reported by Bloomberg, without independent verification. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Abbott Laboratories

According to publicly available information, Abbott Laboratories (“Abbott”) discovers, develops, manufactures, and sells health care products. Abbott’s products include pharmaceuticals, nutritional, diagnostics and vascular products. Information filed by Abbott with the SEC can be located by reference to its SEC file number: 001-02189, or its CIK Code: 0000001800. Abbott’s common stock is listed on the New York Stock Exchange under the ticker symbol “ABT”.

Historical Information

The graph below illustrates the performance of the basket asset for the period from January 1, 2015 through October 13, 2025, based on the daily closing asset levels as reported by Bloomberg, without independent verification. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Alcon Inc.

According to publicly available information, Alcon Inc. (“Alcon”) is a medical technology company focused on the research, development, manufacture, distribution and sale of eye care products. Information filed by Alcon with the SEC can be located by reference to its SEC file number: 001-31269, or its CIK Code: 0001167379. Alcon’s common stock is listed on the New York Stock Exchange under the ticker symbol “ALC”.

Historical Information

The graph below illustrates the performance of the basket asset for the period from April 9, 2019 through October 13, 2025, based on the daily closing asset levels as reported by Bloomberg, without independent verification. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

AstraZeneca PLC

According to publicly available information, AstraZeneca PLC (“AstraZeneca”) is a biopharmaceutical company that develops products for oncology, cardiovascular and metabolic diseases, and respiratory treatments. Information filed by AstraZeneca with the SEC can be located by reference to its SEC file number: 001-11960, or its CIK Code: 0000901832. AstraZeneca’s American depositary receipts are listed on the New York Stock Exchange under the ticker symbol “AZN”.

Historical Information

The graph below illustrates the performance of the basket asset for the period from September 25, 2020 through October 13, 2025, based on the daily closing asset levels as reported by Bloomberg, without independent verification. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Boston Scientific Corporation

According to publicly available information, Boston Scientific Corporation (“Boston Scientific”) develops, manufactures and markets medical devices. Information filed by Boston Scientific with the SEC can be located by reference to its SEC file number: 001-11083, or its CIK Code: 0000885725. Boston Scientific’s common stock is listed on the New York Stock Exchange under the ticker symbol “BSX”.

Historical Information

The graph below illustrates the performance of the basket asset for the period from January 1, 2015 through October 13, 2025, based on the daily closing asset levels as reported by Bloomberg, without independent verification. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Danaher Corporation

According to publicly available information, Danaher Corporation (“Danaher”) is a science and technology company in the area of human health. Information filed by Danaher with the SEC can be located by reference to its SEC file number: 001-08089, or its CIK Code: 0000313616. Danaher’s common stock is listed on the New York Stock Exchange under the ticker symbol “DHR”.

Historical Information

The graph below illustrates the performance of the basket asset for the period from January 1, 2015 through October 13, 2025, based on the daily closing asset levels as reported by Bloomberg, without independent verification. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

DexCom, Inc.

According to publicly available information, DexCom, Inc. (“DexCom”) is a medical device company that primarily designs and develops continuous glucose monitoring systems. Information filed by DexCom with the SEC can be located by reference to its SEC file number: 000-51222, or its CIK Code: 0001093557. DexCom’s common stock is listed on the Nasdaq Global Select Market under the ticker symbol “DXCM”.

Historical Information

The graph below illustrates the performance of the basket asset for the period from January 1, 2015 through October 13, 2025, based on the daily closing asset levels as reported by Bloomberg, without independent verification. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Haleon plc

According to publicly available information, Haleon plc (“Haleon”) is a consumer healthcare company that develops, manufactures, and sells over-the-counter health and wellness products. Information filed by Haleon with the SEC can be located by reference to its SEC file number: 001-41411, or its CIK Code: 0001900304. Haleon’s American depositary receipts are listed on the New York Stock Exchange under the ticker symbol “HLN”.

Historical Information

The graph below illustrates the performance of the basket asset for the period from July 18, 2022 through October 13, 2025, based on the daily closing asset levels as reported by Bloomberg, without independent verification. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Intuitive Surgical, Inc.

According to publicly available information, Intuitive Surgical, Inc. (“Intuitive”) designs, manufactures and markets surgical systems. Information filed by Intuitive with the SEC can be located by reference to its SEC file number: 000-30713, or its CIK Code: 0001035267. Intuitive’s common stock is listed on the Nasdaq Global Select Market under the ticker symbol “ISRG”.

Historical Information

The graph below illustrates the performance of the basket asset for the period from January 1, 2015 through October 13, 2025, based on the daily closing asset levels as reported by Bloomberg, without independent verification. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Johnson & Johnson

According to publicly available information, Johnson & Johnson researches, develops, manufactures and sells products in the health care field. Information filed by Johnson & Johnson with the SEC can be located by reference to its SEC file number: 001-03215, or its CIK Code: 0000200406. Johnson & Johnson’s common stock is listed on the New York Stock Exchange under the ticker symbol “JNJ”.

Historical Information

The graph below illustrates the performance of the basket asset for the period from January 1, 2015 through October 13, 2025, based on the daily closing asset levels as reported by Bloomberg, without independent verification. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Eli Lilly and Company

According to publicly available information, Eli Lilly and Company (“Eli Lilly”) is a drug manufacturer that discovers, develops, manufactures and markets human pharmaceutical products. Information filed by Eli Lilly with the SEC can be located by reference to its SEC file number: 001-06351, or its CIK Code: 0000059478. Eli Lilly’s common stock is listed on the New York Stock Exchange under the ticker symbol “LLY”.

Historical Information

The graph below illustrates the performance of the basket asset for the period from January 1, 2015 through October 13, 2025, based on the daily closing asset levels as reported by Bloomberg, without independent verification. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

MetLife, Inc.

According to publicly available information, MetLife, Inc. (“MetLife”) is a financial services company, providing insurance, annuities, employee benefits and asset management. Information filed by MetLife with the SEC can be located by reference to its SEC file number: 001-15787, or its CIK Code: 0001099219. MetLife’s common stock is listed on the New York Stock Exchange under the ticker symbol “MET”.

Historical Information

The graph below illustrates the performance of the basket asset for the period from January 1, 2015 through October 13, 2025, based on the daily closing asset levels as reported by Bloomberg, without independent verification. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Merck & Co., Inc.

According to publicly available information, Merck & Co., Inc. (“Merck”) is a health care company that develops, manufactures and markets pharmaceutical products, vaccines, biologic therapies and animal health products. Information filed by Merck with the SEC can be located by reference to its SEC file number: 001-06571, or its CIK Code: 0000310158. Merck’s common stock is listed on the New York Stock Exchange under the ticker symbol “MRK”.

Historical Information

The graph below illustrates the performance of the basket asset for the period from January 1, 2015 through October 13, 2025, based on the daily closing asset levels as reported by Bloomberg, without independent verification. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Novo Nordisk A/S

According to publicly available information, Novo Nordisk A/S (“Novo Nordisk”) is a healthcare company engaged in the research, development, manufacturing and marketing of pharmaceutical products in various areas including diabetes treatment. Information filed by Novo Nordisk with the SEC can be located by reference to its SEC file number: 333-82318, or its CIK Code: 0000353278. Novo Nordisk’s American depositary receipts are listed on the New York Stock Exchange under the ticker symbol “NVO”.

Historical Information

The graph below illustrates the performance of the basket asset for the period from January 1, 2015 through October 13, 2025, based on the daily closing asset levels as reported by Bloomberg, without independent verification. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Novartis AG

According to publicly available information, Novartis AG (“Novartis”) is a medicines company, engaged in the research, development, manufacturing, distribution, marketing and sale of pharmaceutical medicines. Information filed by Novartis with the SEC can be located by reference to its SEC file number: 001-15024, or its CIK Code: 0001114448. Novartis’s American depositary receipts are listed on the New York Stock Exchange under the ticker symbol “NVS”.

Historical Information

The graph below illustrates the performance of the basket asset for the period from January 1, 2015 through October 13, 2025, based on the daily closing asset levels as reported by Bloomberg, without independent verification. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Stryker Corporation

According to publicly available information, Stryker Corporation (“Stryker”) is a medical technology company. Information filed by Stryker with the SEC can be located by reference to its SEC file number: 001-13149, or its CIK Code: 0000310764. Stryker’s common stock is listed on the New York Stock Exchange under the ticker symbol “SYK”.

Historical Information

The graph below illustrates the performance of the basket asset for the period from January 1, 2015 through October 13, 2025, based on the daily closing asset levels as reported by Bloomberg, without independent verification. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Thermo Fisher Scientific Inc.

According to publicly available information, Thermo Fisher Scientific Inc. (“Thermo Fisher”) provides technologies, software and services through investments in research and development and through acquisitions. Information filed by Thermo Fisher with the SEC can be located by reference to its SEC file number: 001-08002, or its CIK Code: 0000097745. Thermo Fisher’s common stock is listed on the New York Stock Exchange under the ticker symbol “TMO”.

Historical Information

The graph below illustrates the performance of the basket asset for the period from January 1, 2015 through October 13, 2025, based on the daily closing asset levels as reported by Bloomberg, without independent verification. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

UnitedHealth Group Incorporated

According to publicly available information, UnitedHealth Group Incorporated (“UnitedHealth Group”) is a health care company that provides health care benefits to various customers and markets, and various health services, such as data and analytics, for the health care marketplace. Information filed by UnitedHealth Group with the SEC can be located by reference to its SEC file number: 001-10864, or its CIK Code: 0000731766. UnitedHealth Group’s common stock is listed on the New York Stock Exchange under the ticker symbol “UNH”.

Historical Information

The graph below illustrates the performance of the basket asset for the period from January 1, 2015 through October 13, 2025, based on the daily closing asset levels as reported by Bloomberg, without independent verification. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Ventas, Inc.

According to publicly available information, Ventas, Inc. (“Ventas”) is a real estate investment trust that holds a portfolio that includes senior housing communities, outpatient medical buildings, research centers, hospitals and healthcare facilities located in North America and the United Kingdom. Information filed by Ventas with the SEC can be located by reference to its SEC file number: 001-10989, or its CIK Code: 0000740260. Ventas’s common stock is listed on the New York Stock Exchange under the ticker symbol “VTR”.

Historical Information

The graph below illustrates the performance of the basket asset for the period from January 1, 2015 through October 13, 2025, based on the daily closing asset levels as reported by Bloomberg, without independent verification. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Welltower Inc.

According to publicly available information, Welltower Inc. (“Welltower”) is a real estate investment trust that owns interests in properties consisting of seniors housing, post-acute communities and outpatient medical properties in the United States, Canada and the United Kingdom. Information filed by Welltower with the SEC can be located by reference to its SEC file number: 001-08923, or its CIK Code: 0000766704. Welltower’s common stock is listed on the New York Stock Exchange under the ticker symbol “WELL”.

Historical Information

The graph below illustrates the performance of the basket asset for the period from January 1, 2015 through October 13, 2025, based on the daily closing asset levels as reported by Bloomberg, without independent verification. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

What Are the Tax Consequences of the Securities?

The U.S. federal income tax consequences of your investment in the Securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences”, in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the Securities, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the Securities, BNS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize your Securities as prepaid derivative contracts with respect to the underlying basket. If your Securities are so treated, subject to Section 1260 of the Code, discussed below, you should generally recognize long-term capital gain or loss if you hold your Securities for more than one year (and, otherwise, short-term capital gain or loss) upon the taxable disposition (including cash settlement) of your Securities, in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities. The deductibility of capital losses is subject to limitations.

Section 1260. Because one or more of the basket asset issuers may be treated as a “pass-thru entity” for purposes of Section 1260 of the Code, it is possible that the Securities could be treated as a constructive ownership transaction under Section 1260 of the Code. If the Securities were treated as a constructive ownership transaction, certain adverse U.S. federal income tax consequences could apply (i.e., all or a portion of any long-term capital gain that you recognize upon the taxable disposition of your Securities could be recharacterized as ordinary income and you could be subject to an interest charge on any deferred tax liability with respect to such recharacterized gain). We urge you to read the discussion concerning the possible treatment of the Securities as a constructive ownership transaction under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement.

Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization (including possible treatment as a “constructive ownership transaction” under Section 1260 of the Code), such that the timing and character of your income from the Securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, in the accompanying product supplement.

Section 1297. We will not attempt to ascertain whether any basket asset issuer would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code. If any basket asset issuer were so treated, certain adverse U.S. federal income tax consequences might apply to U.S. holders upon the taxable disposition of the Securities. U.S. holders should refer to information filed with the SEC or an equivalent governmental authority by such entities and consult their tax advisors regarding the possible consequences to them if any such entity is or becomes a PFIC.

Except to the extent otherwise required by law, BNS intends to treat your Securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement, unless and until such time as the Treasury and the IRS determine that some other treatment is more appropriate.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the Securities. According to Notice 2008-2, the IRS and the Treasury are considering whether a holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. According to the Notice, the IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code, discussed above, should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates, or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” or “undistributed net investment income” in the case of an estate or trust, which may include any income or gain realized with respect to the Securities, to the extent of their net investment income or undistributed net investment income (as the case may be) that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.

Specified Foreign Financial Assets. U.S. holders may be subject to reporting obligations with respect to their Securities if they do not hold their Securities in an account maintained by a financial institution and the aggregate value of their Securities and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds an applicable threshold. Significant penalties can apply if a U.S. holder is required to disclose its Securities and fails to do so.

Non-U.S. Holders. Subject to Section 871(m) of the Code and “FATCA”, discussed below, if you are a non-U.S. holder you should generally not be subject to U.S. withholding tax with respect to payments on your Securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities if you comply with certain certification and identification requirements as to your non-U.S. status (by providing us (and/or the applicable withholding agent) with a fully completed and duly executed applicable IRS Form W-8). Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a Security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by you in the U.S., (ii) you are a non-resident alien individual and are present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) you have certain other present or former connections with the U.S.

Section 897. Except as to Ventas, Inc. and Welltower Inc., each of which is likely to be a “United States real property holding corporation” (a “USRPHC”) within the meaning of Section 897 of the Code, we will not attempt to ascertain whether any basket asset issuer would be treated as a “United States real property holding corporation” (a “USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. Because each of Ventas, Inc. and Welltower Inc. is likely to be a USRPHC and any other basket asset issuer and the Securities may be so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a Security upon a taxable disposition of the Security to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any basket asset issuer as a USRPHC and/or the Securities as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027.

Based on our determination that the Securities are not “delta-one” with respect to the underlying basket or any basket asset, our special U.S. tax counsel is of the opinion that the Securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the Securities are set. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after the date the terms are set, it is possible that your Securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying basket, any basket asset or your Securities, and following such occurrence your Securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the Securities under these rules. If you enter, or have entered, into other transactions in respect of the underlying basket, any basket asset or the Securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your Securities in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the Securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the Securities.

FATCA. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits and income, and the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account at the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Investors should consult their tax advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Securities through a foreign entity) under the FATCA rules.

Backup Withholding and Information Reporting. The proceeds received from a taxable disposition of the Securities will be subject to information reporting unless you are an “exempt recipient” and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer number, if you are a U.S. holder) or meet certain other conditions.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders. A Security may be subject to U.S. federal estate tax if an individual non-U.S. holder holds the Security at the time of his or her death. The gross estate of a non-U.S. holder domiciled outside the U.S. includes only property situated in the U.S. Individual non-U.S. holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the Securities at death.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your Securities.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the Securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including that of BNS and those of the basket asset issuers).

Material Canadian Income Tax Consequences

See “Supplemental Discussion of Canadian Tax Consequences” in the accompanying product supplement for a discussion of the material Canadian income tax consequences of an investment in the Securities. In addition to the assumptions, limitations and conditions described therein, such discussion assumes that no amount paid or payable to a Non-Resident Holder will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Act.

Additional Terms of the Securities

The sections “General Terms of the Notes — Market Disruption Events — Market Disruption Events for a Reference Equity”, — Unavailability of the Closing Value of a Reference Asset; Adjustments to a Reference Asset — Unavailability of the Closing Value of a Reference Equity” and “— Anti-Dilution Adjustments Relating to a Reference Equity” in the accompanying product supplement are superseded and replaced in their entirety with the corresponding sections below.

Market Disruption Events

The calculation agent will determine the closing asset level of each basket asset, and thereafter the corresponding basket closing level, autocall barrier, downside threshold, basket return and/or any other relevant term, as applicable (the “applicable level”), and whether the basket closing level is equal to or greater than the autocall barrier on the observation date and/or whether the final basket level of the underlying basket is greater than, less than, or equal to the initial basket level and/or downside threshold on the final valuation date. If the calculation agent determines that, on the observation date or the final valuation date, as applicable, a market disruption event has occurred or is continuing with respect to a basket asset, such date may be postponed. If such a postponement occurs, the calculation agent will determine the closing asset level by reference to the closing asset level for the disrupted basket asset on the first trading day on which no market disruption event occurs or is continuing with respect to such basket asset. In no event, however, will the observation date or the final valuation date be postponed by more than eight trading days. If the observation date or the final valuation date is postponed to the last possible day, but a market disruption event with respect to a basket asset occurs or is continuing on that day, the calculation agent will nevertheless determine the closing asset level of such basket asset on such day. In such an event, the calculation agent will estimate the closing asset level that would have prevailed for such basket asset in the absence of the market disruption event and, thereafter, will determine the basket closing level.

If the calculation agent postpones the observation date or the final valuation date, the corresponding payment date will be postponed to maintain the same number of business days between the observation date or final valuation date, as applicable, and the corresponding payment date as existed prior to the postponement. If the trade date is postponed, the calculation agent may adjust the observation date, final valuation date, and the corresponding payment dates to ensure that the stated term of the Securities remains the same.

Notwithstanding the occurrence of one or more of the events below, which may constitute a market disruption event, the calculation agent may waive its right to postpone the observation date or final valuation date, if it determines that one or more of the below events has not and is not likely to materially impair its ability to determine the basket closing level on such date.

A market disruption event for a particular basket asset included in the underlying basket will not necessarily be a market disruption event for another basket asset included in the underlying basket. If, on the originally scheduled observation date or final valuation date, as applicable, no market disruption event with respect to one or more basket assets occurs or is continuing, then the determination of the closing asset level relating to such basket asset(s) will be made on the originally scheduled observation date or final valuation date, as applicable, irrespective of the occurrence of a market disruption event with respect to one or more of the other basket assets

Any of the following will be a market disruption event with respect to a basket asset, in each case as determined by the calculation agent:

➢a suspension, absence or material limitation of trading in a basket asset in the primary market for such basket asset for more than two hours of trading or during the one hour before the close of trading in that market;

➢a suspension, absence or material limitation of trading in options or futures contracts, if available, relating to a basket asset;

➢in any other event, if the calculation agent determines that the event materially interferes with our ability, UBS’ ability or the ability of any of our respective affiliates to (1) maintain or unwind all or a material portion of a hedge with respect to the Securities that we, UBS or our respective affiliates have effected or may effect or (2) effect trading in any basket asset generally.

For the avoidance of doubt, a suspension, absence or material limitation of trading in options or futures contracts, if available, relating to a basket asset in the primary market for those contracts by reason of any of:

➢a price change exceeding limits set by that market,

➢an imbalance of orders relating to those contracts, or

➢a disparity in bid and ask quotes relating to those contracts,

will constitute a market disruption event relating to such basket asset.

For this purpose, an “absence of trading” in those option or futures contracts will not include any time when that market is itself closed for trading under ordinary circumstances.

The following events will not be market disruption events with respect to any basket asset:

➢a limitation on the hours or numbers of days of trading in a basket asset or options on that basket asset, as applicable, in the primary market for those instruments, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

➢a decision to permanently discontinue trading in the option or futures contracts relating to a basket asset.

Antidilution Adjustments

The applicable levels are each subject to adjustments by the calculation agent as a result of the antidilution events described in this section. The adjustments described below do not cover all events that could affect the value of the Securities. We describe the risks relating to dilution above under “Key Risks — Risks Relating to Hedging Activities and Conflicts of Interest — Following certain events, the calculation agent can make adjustments to a basket asset and the terms of the Securities that may adversely affect the market value of, and return on, the Securities”.

How Adjustments Will be Made

If one of the events described below occurs with respect to a basket asset and the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of such basket asset, the calculation agent will calculate such corresponding adjustment or series of adjustments to the applicable level of the affected basket asset, as the calculation agent determines appropriate to account for that diluting or concentrative effect. For example, if an adjustment is required because of a two-for-one stock split, then the applicable level will be halved. The calculation agent will also determine the effective date(s) of any adjustment or series of adjustments it chooses to make and the replacement of a basket asset, if applicable, in the event of a consolidation or merger of the applicable basket asset issuer with another entity.

If more than one event requiring an adjustment occurs, the calculation agent will make an adjustment for each event in the order in which the events occur and on a cumulative basis. Thus, the calculation agent will adjust the applicable level, then adjust those same terms, as applicable, for the second event, and so on for any subsequent events.

Notwithstanding the description of the specific adjustments to be made, if an event requiring antidilution adjustments occurs, the calculation agent may make adjustments or a series of adjustments that differ from, or that are in addition to, those described in this document with a view to offsetting, to the extent practical, any change in your economic position as a holder of the Securities resulting solely from that event to achieve an equitable result. The calculation agent may modify any terms as necessary to ensure an equitable result. The terms that may be so modified by the calculation agent include, but are not limited to, the applicable level of a basket asset. In determining whether or not any adjustment so described achieves an equitable result, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected basket asset. Further, antidilution events may occur contemporaneously or reasonably proximate in time to market disruption events, reorganization events, a delisting of, suspension of trading in or change in law with respect to a basket asset. In this case the calculation agent may select the events for which adjustments or postponements will be made and determine the relative sequence therefor.

No such adjustments will be required unless such adjustments would result in a change of at least 0.1% in the applicable level. All terms of the Securities resulting from any adjustment will be rounded up or down, as appropriate, to the nearest cent, with one-half cent being rounded upward.

The calculation agent will make all determinations with respect to antidilution adjustments, including any determination as to whether an event requiring adjustments has occurred (including whether an event has a diluting or concentrative effect on the theoretical value of the applicable basket asset), as to the nature of the adjustments required and how they will be made or as to the value of any property received by, resulting from or otherwise retained by a hypothetical holder of a basket asset with respect to those Securities. Upon your written request, the calculation agent will provide you with information about any adjustments it makes as the calculation agent determines is appropriate.

The following events are those that may require antidilution adjustments:

➢a subdivision, consolidation or reclassification of a basket asset or a free distribution or dividend of shares of a basket asset to existing holders of a basket asset by way of bonus, capitalization or similar issue;

➢a distribution or dividend to existing holders of a basket asset of:

￭additional shares of a basket asset as described under “— Stock Dividends or Distributions” below,

￭other share capital or securities granting the right to payment of dividends and/or proceeds of liquidation of the respective basket asset issuer equally or proportionately with such payments to holders of a basket asset, as applicable, or

￭any other type of securities, rights or warrants in any case for payment (in cash or otherwise) at less than the prevailing market price as determined by the calculation agent;

➢the declaration by the respective basket asset issuer of an extraordinary or special dividend or other distribution, whether in cash or additional shares of a basket asset, as applicable, or other assets;

➢a repurchase by the respective basket asset issuer of its equity, whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;

➢a consolidation of the respective basket asset issuer with another company; and

➢any other similar event that may have a diluting or concentrative effect on the theoretical value of a basket asset.

The adjustments described below do not cover all events that could affect the value of the Securities. We describe the risks relating to dilution under “Key Risks — Risks Relating to Hedging Activities and Conflicts of Interest —  Following certain events, the calculation agent can make adjustments to a basket asset and the terms of the Securities that may adversely affect the market value of, and return on, the Securities”.

Stock Splits and Reverse Stock Splits

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth less as a result of a stock split. A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth more as a result of a reverse stock split.

If a basket asset is subject to a stock split or a reverse stock split, then the applicable level will be adjusted by dividing the prior initial asset level, the prior applicable level by the number of shares that a holder of one share of a basket asset before the effective date of that stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

Stock Dividends or Distributions

In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share is worth less as a result of a stock dividend.

If a basket asset is subject to a stock dividend payable in shares of such basket asset, then the applicable level will be adjusted by dividing the prior applicable level by the sum of one and the number of additional shares issued in the stock dividend or distribution with respect to one share of a basket asset.

It is not expected that antidilution adjustments will be made in the case of stock dividends payable in shares of a basket asset that are in lieu of ordinary cash dividends payable with respect to shares of such basket asset.

Other Dividends or Distributions

The terms of the Securities will not be adjusted to reflect dividends or other distributions paid with respect to a basket asset, other than:

➢stock dividends described under “— Stock Dividends or Distributions” above;

➢issuances of transferable rights and warrants with respect to a basket asset as described under “— Transferable Rights and Warrants” below;

➢if a basket asset is a common stock of a specific company, distributions that are spin-off events described under “— Reorganization Events”; and

➢extraordinary cash dividends described below.

A dividend or other distribution with respect to a basket asset will be deemed to be an extraordinary dividend if its per share value exceeds that of the immediately preceding non-extraordinary dividend, if any, for a basket asset by an amount equal to at least 10% of the closing asset level of a basket asset on the trading day before the ex-dividend date. The ex-dividend date for any dividend or other distribution is the first trading day on which a basket asset trades without the right to receive that dividend or distribution.

If an extraordinary dividend, as described above, occurs with respect to a basket asset and is payable in cash, then the applicable level will be adjusted by dividing the prior applicable level by the ratio of the closing asset level of a basket asset on the trading day before the ex-dividend date to the amount by which that closing asset level exceeds the extraordinary cash dividend amount.

The extraordinary cash dividend amount with respect to an extraordinary dividend for a basket asset equals:

➢for an extraordinary cash dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary cash dividend per share of basket asset minus the amount per share of basket asset of the immediately preceding dividend, if any, that was not an extraordinary dividend for a basket asset; or

➢for an extraordinary cash dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary cash dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution payable to the holders of a basket asset that is both an extraordinary dividend and payable in a basket asset, or an issuance of rights or warrants with respect to a basket asset that is also an extraordinary dividend, will result in adjustments to the applicable level as described under “— Stock Dividends or Distributions” above or “— Transferable Rights and Warrants” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If a basket asset issuer issues transferable rights or warrants to all holders of such basket asset to subscribe for or purchase such basket asset at an exercise price per share that is less than the closing asset level of such basket asset on the trading day before the ex-dividend date for such issuance, then the calculation agent may adjust the applicable level of such basket asset, as the calculation agent believes are appropriate to offset, to the extent practical, any change in your economic position as a holder of the Securities resulting solely from such issuance to achieve an equitable result, including, without limitation, by reference to any adjustment(s) to options contracts on the affected basket asset in respect of such issuance of transferable rights or warrants made by the Options Clearing Corporation, or any other equity derivatives clearing organization or exchange.

Reorganization Events

Each of the following may be determined by the calculation agent to be a “reorganization event”:

(a)a basket asset is reclassified or changed, including, without limitation, as a result of the issuance of tracking stock by such basket asset issuer;

(b)a basket asset issuer or any surviving entity or subsequent surviving entity of such issuer (a “successor entity”), has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but the outstanding shares (other than shares owned or controlled by the other party to the transaction) immediately prior to the event collectively represent less than 50% of the outstanding shares immediately following that event;

(c)any statutory share exchange involving outstanding shares of a basket asset issuer or any successor entity and the securities of another entity occurs, other than as part of an event described in clause (b) above;

(d)a basket asset issuer or any successor entity sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity;

(e)a basket asset issuer or any successor entity effects a spin-off, that is, issues equity securities of another issuer to all holders of a basket asset, other than as part of an event described in clauses (b), (c) or (d) above (a “spin-off event”);

(f)a basket asset issuer or any successor entity is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law; or

(g)a tender or exchange offer or going private transaction is commenced for all the outstanding shares of a basket asset issuer or any successor entity and is consummated for all or substantially all of such shares.

Following a reorganization event, we refer to the property or properties received by, resulting from or otherwise retained by a hypothetical holder of a basket asset in or as a result of that reorganization event— whether securities, other property, cash or a combination of securities, other property and cash — as the “distribution property”. The calculation agent will divide distribution property into two categories:

➢“Successor basket asset(s)” which are equity security(ies) listed or approved for trading on a major U.S. exchange or market which satisfy clauses (i) and (ii) of the substitute selection criteria set forth below under “— Delisting of, Suspension of Trading in, or Change in Law Affecting, a Basket Asset”; and

➢“Non-stock distribution property” which is cash and/or any other property, assets or securities including, without limitation, equity securities that do not meet the criteria for successor basket assets, equity securities that are not listed or admitted to trading on any major U.S. exchange or market or securities issued by a non-U.S. company that are quoted and traded in a non-U.S. currency.

If a holder of a basket asset may elect to receive successor basket asset(s) and/or non-stock distribution property in the reorganization event, the distribution property will be deemed to be the successor basket asset(s) to the maximum extent and in the maximum amount that a hypothetical holder of the applicable basket asset could elect (which may be 100%) and the balance of the distribution property, if any, in such other non-stock distribution property (which could be 0% if the holder of the applicable basket asset could elect to receive 100% shares of the successor basket asset); if a hypothetical holder of the applicable basket asset may elect from multiple successor basket assets, then the election will be deemed to the maximum extent available and value first to the successor basket asset that represents the highest value per share of a basket asset and second to the successor basket asset that represents the second highest value per share of a basket asset and so on. In all other cases, the distribution property (including for this purpose any successor basket asset(s)) will be deemed to be the categories and amounts of distribution property received by, resulting from or otherwise retained by a hypothetical holder of the applicable basket asset that makes no election (to the extent applicable), as determined by the calculation agent.

Depending on the composition of distribution property received by, resulting from or otherwise retained by a hypothetical holder of the applicable basket asset in a reorganization event, the calculation agent will make the following adjustments:

➢If a reorganization event with respect to a basket asset occurs and the relevant distribution property, after making any applicable election, consists solely of a successor basket asset(s), then the determination of its closing asset levels and/or final asset level, as applicable, will be made by the calculation agent based upon the amount and value of such successor basket asset(s) that a hypothetical holder of a basket asset prior to the reorganization event would have been entitled to or deemed to receive in, or as a result of, the reorganization event.

➢If a reorganization event with respect to a basket asset occurs and the relevant distribution property, after making any applicable election, consists of (i) a successor basket asset(s) and (ii) non-stock distribution property, then, on the effective date of such reorganization event, the calculation agent will allocate the value of the non-stock distribution property to the successor basket asset(s). In this case, the number of shares of the successor basket asset(s) attributable to a basket asset as a result of a reorganization event will be increased by the value of the non-stock distribution property as of the effective date of the reorganization event divided by the closing asset level of the applicable successor basket asset(s) on the effective date of such reorganization event. Notwithstanding the foregoing if the value of the non-stock distribution property represents 10% or less of the value of the distribution property received by, resulting from or otherwise retained by a hypothetical holder of a basket asset as of the effective date of the reorganization event the calculation agent will not make the allocation in the previous sentence. In both cases, the determination of the closing asset levels and/or final asset level, as applicable, will be made by the calculation agent based upon the amount and value of the distribution property (reallocated to the successor basket asset(s) as described in this bullet and in the sentence following the third bullet, as applicable) that a hypothetical holder of a basket asset prior to the reorganization event would have been entitled to or deemed to receive in, or as a result of, the reorganization event.

➢If a reorganization event occurs with respect to a basket asset and the relevant distribution property, after making any applicable election, consists solely of non-stock distribution property, then the determination of the closing asset levels and/or final asset level, as applicable, will be made by the calculation agent based upon the amount, type and value of the distribution property that a hypothetical holder of a basket asset prior to the reorganization event would have been entitled to or deemed to receive in, or as a result of, the reorganization event. Notwithstanding the foregoing, the calculation agent may (but is not required to) replace such basket asset with a substitute security (as defined under “— Delisting of, Suspension of Trading in, or Change in Law Affecting, a Basket Asset” below). If the calculation agent selects a substitute security, such substitute security will be deemed to be the relevant basket asset and the calculation agent will make adjustments in the manner described under “— Delisting of, Suspension of Trading in, or Change in Law Affecting, a Basket Asset” below and to the extent the substitute security is quoted and traded in a non-U.S. currency, the calculation agent will make currency conversions as described for non-U.S. securities below.

In the case of the first two bullets above if there are multiple successor basket assets the relative proportions of each included for subsequent determinations will be based on the relative amounts received or deemed to have been received by the hypothetical holder.

If a reorganization event occurs, the calculation agent will be solely responsible for the determination and calculation of the distribution property, including the determination of the cash value of any distribution property, if necessary, and any amounts payable on the Securities.

For the purpose of making an adjustment required by a reorganization event, the calculation agent will determine the value of each type of distribution property. For any distribution property consisting of a security (including a non-U.S. security) listed or admitted for trading on a securities exchange or market, the calculation agent will use the closing level of the security on the relevant date of determination. The calculation agent may value other types of property in any manner it determines to be appropriate. No interest will accrue on any distribution property.

If a reorganization event occurs, the distribution property (which may include securities quoted and traded in a non-U.S. currency) received by, resulting from or otherwise retained by a hypothetical holder of the applicable basket asset, or as a result of such reorganization event, may be substituted for the applicable basket asset as described above. Consequently, in this document, references to an applicable basket asset mean any of those assets and comprises an adjusted basket asset. Similarly, references to the respective basket asset issuer include the applicable entity(ies) in respect of the successor basket asset(s) and/or the distribution property.

If the non-stock distribution property consists of one or more securities quoted and traded in a non-U.S. currency (the “non-U.S. securities”), then for all purposes, including the determination of the value of that property on any applicable date, the closing level of such non-U.S. securities as of the relevant date of determination will be converted to U.S. dollars using the applicable exchange rate as described below, unless otherwise specified in the applicable supplement.

If a reorganization event occurs with respect to a basket asset and the calculation agent adjusts such basket asset to consist of the distribution property as described above or selects a substitute security, the calculation agent will make further antidilution adjustments for any later events that affect the distribution property, or any component of the distribution property, constituting an adjusted basket asset or such substitute security, as applicable, for the Securities. The calculation agent will do so to the same extent that it would make adjustments if the shares of the applicable basket asset were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the distribution property, the required adjustment will be made with respect to that component, as if it alone were the basket asset.

For example, assume the respective basket asset issuer merges into another company and each share of a basket asset is converted into the right to receive two common shares of the surviving company listed or admitted for trading on a non-U.S. securities exchange and a specified amount of cash. Conceptually, the distribution property is treated much like an underlying basket, with the basket assets consisting of two common shares of the surviving company and the specified amount of cash. In the same manner as it would for an equity basket asset, the calculation agent will adjust the common share component of the adjusted basket asset to reflect any later stock split or other event, including any later reorganization or antidilution event, that affects the common shares of the surviving company, to the extent described in this section and in “— Antidilution Adjustments”, as if the common shares were issued by the respective basket asset issuer. In that event, the cash component will not be adjusted but will continue to be a component of a basket asset (with no interest adjustment).

On any date of determination, the applicable exchange rate will be the WM/Reuters Closing spot rate of the local currency of such non-U.S. securities relative to the U.S. dollar as published by Thomson Reuters PLC (“Reuters”) on the relevant page for such rate, or Bloomberg page WMCO, in each case at approximately 4:15 P.M., London time, for such date of determination. However, if such rate is not displayed on the relevant Reuters page or Bloomberg page WMCO on any date of determination, the applicable exchange rate on such day will equal the average (mean) of the bid quotations in New York City received by the calculation agent at approximately 3:00 P.M., New York City time, on such date of determination, from as many recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), but not exceeding three, as will make such bid quotations available to the calculation agent for the purchase of the applicable non-U.S. currency for U.S. dollars for settlement on any observation date in the aggregate amount of the applicable non-U.S. currency payable to holders of the Securities. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the exchange rate.

If a reorganization event occurs, notwithstanding the description of the specific adjustments to be made, the calculation agent may make adjustments or a series of adjustments that differ from, or that are in addition to, those described in this document with a view to offsetting, to the extent practical, any change in your economic position as a holder of the Securities resulting solely from that event to achieve an equitable result. The calculation agent may modify any terms as necessary to ensure an equitable result. The terms that may be so modified by the calculation agent include, but are not limited to, the applicable level as a result of the reorganization event. In determining whether or not any adjustment so described achieves an equitable result, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on a basket asset subject to the reorganization event. Further, reorganization events may occur contemporaneously or reasonably proximate in time to market disruption events, a delisting of, suspension of trading in, change in law or antidilution events with respect to a basket asset. In this case the calculation agent may select the events for which adjustments or postponements will be made and determine the relative sequence therefor.

Delisting of, Suspension of Trading in, or Change in Law Affecting, a Basket Asset

Delisting of, Suspension of Trading in, or Change in Law Affecting, a Common Stock

Delisting of or Suspension of Trading in a Common Stock: If a basket asset is delisted or trading of a basket asset is suspended on the primary exchange for such basket asset, and such basket asset is immediately re-listed or approved for trading on a successor exchange which is a major U.S. securities exchange registered under the Exchange Act as determined by the calculation agent (a “successor exchange”), then such basket asset will continue to be deemed a basket asset.

If a basket asset is delisted or trading of such basket asset is suspended on the primary exchange for such basket asset, and is not immediately re-listed or approved for trading on a successor exchange, the calculation agent may determine the closing asset level based on bid prices from any market, quotation system or dealer bids (if any) that may make pricing information available. Alternatively, the calculation agent may (but is not required to) replace a basket asset with a substitute security.

Change in Law Affecting a Common Stock: If the calculation agent determines that a change in law has occurred with respect to a basket asset that is a common stock, the calculation agent may (but is not required to) replace a basket asset with a substitute security.

A “substitute security” will be the common stock which is listed or approved for trading on a major U.S. exchange or market, of a company then included in the same primary “Industry” classification as the applicable basket asset issuer as published on the Bloomberg Professional® service page <Ticker> <Equity> RV <GO> or any successor thereto that (i) satisfies all regulatory standards applicable to equity-linked securities at the time of such selection, (ii) is not subject to a hedging restriction or any other legal or regulatory restriction prohibiting directly or indirectly, the investment in, or the sale, purchase, beneficial ownership, holding or transfer of, or any other transaction or other dealing related to, such basket asset by any class of eligible potential purchasers of the Securities and (iii) is reasonably comparable to the applicable basket asset issuer as determined by the calculation agent based upon various criteria including but not limited to market capitalization, stock price volatility and dividend yield (the “substitute selection criteria”). A company is subject to a “hedging restriction” if BNS, UBS AG or any of their respective affiliates are subject to a trading restriction under the trading restriction policies of BNS, UBS AG or any of their respective affiliates that would materially limit the ability of BNS, UBS AG or any of their respective affiliates to hedge the Securities with respect to the common stock of such company. If there is no issuer with the same primary “Industry” classification as the applicable basket asset issuer that meets the requirements described above, the calculation agent may select a substitute security that is a common stock then listed or approved for trading on a major U.S. exchange or market (subject to the same absence of hedging restriction requirement and substitute selection criteria), from the following categories: first, issuers with the same primary “Sub-Industry” classification; and second, issuers with the same primary “Industry Group” classification, in each case, as the applicable basket asset issuer. “Sub-Industry”, “Industry” and “Industry Group” have the meanings assigned by S&P Dow Jones Indices LLC, a subsidiary of S&P Global Inc. and MSCI Inc., or any successor(s) thereto for assigning Global Industry Classification Standard (“GICS”) Codes. If the GICS Code system of classification is altered or abandoned, the calculation agent may select an alternate classification system and implement similar procedures.

The substitute security will be deemed to be a basket asset and the calculation agent will make any required adjustment to the applicable level that it believes are appropriate such that the substitution of the substitute security offsets, to the extent practical, any change in your economic position as a holder of the Securities resulting solely from the change in law, delisting of or suspension of trading in to achieve an equitable result. Thereafter the calculation agent will determine the payment at maturity by reference to the substitute security and such adjusted terms. If the substitute security is quoted and traded in a non-U.S. currency, then for all purposes, the closing level of the substitute security on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above in “— Reorganization Events”.

If the calculation agent determines that a change in law has occurred with respect to the applicable basket asset, that a substitution is required because of the nature of the change in law, but the calculation agent determines that no substitute security comparable to the applicable basket asset exists, then the calculation agent will deem the closing asset level of the applicable basket asset on a trading day reasonably proximate to the change date to be the closing asset level of the applicable basket asset on each remaining trading day to, and including, any observation date.

Delisting of, or Change in Law Affecting, ADRs or Termination of ADR Facility

If an ADR serving as a basket asset is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act nor included on an eligible interdealer quotation system, or if the ADR facility between the issuer of the non-U.S. stock and the ADR depositary is terminated for any reason, then, on and after the date such ADR is no longer so listed or admitted to trading or the date of such termination, as applicable (the “ADR change date”), then the calculation agent will deem the non-U.S. stock and/or the group of one or more classes of non-U.S. stock substituted for the ADR to be such basket asset. Alternatively, the calculation agent may (but is not required to) replace a basket asset with a substitute security in the manner described above under “— Delisting of, Suspension of Trading in, or Change in Law Affecting, a Common Stock”. In either case, the calculation agent will make any required adjustment to the applicable level that it believes are appropriate such that deeming the non-U.S. stock and/or a group of one or more classes of non-U.S. stock a basket asset or the substitute security offsets, to the extent practical, any change in your economic position as a holder of the Securities resulting solely from any such events to achieve an equitable result. Thereafter the calculation agent will determine any payment upon an automatic call or the payment at maturity by reference to the non-U.S. stock or substitute security and such adjusted terms. If an ADR change date has occurred and the calculation agent determines that no substitute security comparable to the ADR serving as a basket asset exists, then the calculation agent will deem the closing asset level of such basket asset on a trading day reasonably proximate to the ADR change date to be the closing asset level of such basket asset on each remaining trading day to, and including, the observation date or the final valuation date, as applicable.

If the calculation agent determines that a change in law has occurred with respect to an ADR serving as a basket asset, then on or after the change date, the calculation agent may (but is not required to) select a substitute security in the manner described above under “— Delisting of, Suspension of Trading in, or Change in Law Affecting, a Common Stock” or, if the calculation agent determines that no substitute security comparable to the applicable basket asset exists, then the calculation agent will deem the closing asset level of such basket asset on a trading day reasonably proximate to the ADR change date to be the closing asset level of the applicable basket asset on each remaining trading day to, and including, the observation date or the final valuation date, as applicable.

On or after the ADR change date, for all purposes, including the determination of the basket asset return on the observation date or the final valuation date, as applicable, the closing level of the non-U.S. stock will be expressed in U.S. dollars, converted using the applicable exchange rate as described above in “— Reorganization Events”.

Change in Law

If (1) a basket asset issuer is organized or primarily operates in a jurisdiction other than the U.S. and (2) the calculation agent determines that a “change in law” (as defined below) occurs, then the calculation agent may take the actions described herein under “— Delisting of, Suspension of Trading in, or Change in Law Affecting, a Basket Asset”.

A “change in law” will be triggered if due to a change in law event, as defined below, the direct or indirect sale, purchase, beneficial ownership, holding, or transfer of, or any other transaction or other dealing related to, a basket asset by (1) any class of eligible potential purchasers of the Securities or (2) BNS, UBS or any of their respective affiliates is prohibited, restricted or otherwise impaired, after giving effect to any applicable liquidation, unwind or cure period, will be so affected as of a given date (such applicable date, the “change date”)

Any of the following may be determined by the calculation agent to be a “change in law event” with respect to a particular basket asset:

➢the adoption of or any change in any applicable law, regulation or order (including, for the avoidance of doubt and without limitation, adoption or promulgation of new regulations authorized or mandated by existing statute), or

➢the promulgation of or any change, announcement or statement of the formal or informal interpretation by any court, tribunal, regulatory or executive authority with competent jurisdiction of any applicable law, regulation or order.

Further, any of the events described above under “— Delisting of, Suspension of Trading in, or Change in Law Affecting, a Basket Asset” or a change in law may occur contemporaneously or reasonably proximate in time to market disruption events, reorganization events or antidilution events. In this case the calculation agent may select the events for which adjustments or postponements will be made and determine the relative sequence therefor.

Additional Information Regarding Estimated Value of the Securities

On the cover page of this pricing supplement, BNS has provided the initial estimated value range for the Securities. This range of estimated values was determined by reference to BNS’ internal pricing models, which take into consideration certain factors, such as BNS’ internal funding rate on the trade date and BNS’ assumptions about market parameters. For more information about the initial estimated value, see “Key Risks —Risks Relating to Estimated Value and Liquidity” herein.

The economic terms of the Securities are based on BNS’ internal funding rate, which is the rate BNS would pay to borrow funds through the issuance of similar market-linked Securities, the underwriting discount and the economic terms of certain related hedging arrangements. Due to these factors, the original issue price you pay to purchase the Securities will be greater than the initial estimated value of the Securities. BNS’ internal funding rate is typically lower than the rate BNS would pay when it issues conventional fixed rate debt securities as discussed further herein under “Key Risks — Risks Relating to Estimated Value and Liquidity — Neither BNS’ nor SCUSA’s estimated value of the Securities at any time is determined by reference to credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities”. BNS’ use of its internal funding rate reduces the economic terms of the Securities to you.

We urge you to read the “Key Risks — Risks Relating to Estimated Value and Liquidity” in this pricing supplement for additional information.

Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)

SCUSA, our affiliate, will purchase the Securities at the principal amount and, as part of the distribution of the Securities, will sell the Securities to UBS at the discount specified on the cover hereof. UBS proposes initially to offer the Securities to the public at the issue price set forth on the cover hereof. In accordance with the terms of a distributor accession letter, UBS has been appointed as a distribution agent under the distribution agreement and may purchase Securities from BNS or its affiliates. At the time we issue the Securities, we will enter into certain hedging arrangements (which may include call options, put options or other derivatives) with UBS or one of its affiliates.

In addition, SCUSA and our other affiliates may use the accompanying product supplement, prospectus supplement and prospectus to which this pricing supplement relates in market-making transactions after the initial sale of the Securities. While SCUSA intends to make a market in the Securities, it is under no obligation to do so and may discontinue any market-making activities at any time without notice. See “Key Risks — Risks Relating to Estimated Value and Liquidity — The Securities have limited liquidity” herein and the sections titled “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement and prospectus supplement for additional information.

Conflicts of Interest — SCUSA is an affiliate of BNS and, as such, has a “conflict of interest” in this offering within the meaning of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, BNS will receive the gross proceeds (excluding the underwriting discount) from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of FINRA Rule 5121. SCUSA is not permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

In the ordinary course of their various business activities, SCUSA, UBS and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of BNS. SCUSA, UBS and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Additionally, because UBS, or one of its affiliates, is to conduct hedging activities for us in connection with the Securities, UBS, or its affiliate may profit in connection with such hedging activities. Such profit, if any, will be in addition to the compensation that UBS, or its affiliate, receives for the sale of the Securities to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for UBS to sell the Securities to you in addition to the compensation they would receive for the sale of the Securities. See “Key Risks — Risks Relating to Hedging Activities and Conflicts of Interest — Hedging activities by BNS and UBS may negatively impact investors in the Securities and cause our respective interests and those of our clients and counterparties to be contrary to those of investors in the Securities” herein for additional information.

SCUSA and its affiliates may offer to buy or sell the Securities in the secondary market (if any) at prices greater than BNS’ internal valuation — The value of the Securities at any time will vary based on many factors that cannot be predicted. However, the price (not including SCUSA’s or any affiliates’ customary bid-ask spreads) at which SCUSA or any affiliate would offer to buy or sell the Securities immediately after the trade date in the secondary market is expected to exceed the initial estimated value of the Securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 9 months after the trade date, provided that SCUSA may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, SCUSA and its affiliates intend, but are not required, to make a market for the Securities and may stop making a market at any time. For more information about secondary market offers and the initial estimated value of the Securities, see “Key Risks — Risks Relating to Estimated Value and Liquidity” herein.

Prohibition of Sales to EEA Retail Investors — The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition of Sales to United Kingdom Retail Investors — The only categories of person in the United Kingdom to whom this document may be distributed are those persons who (i) have professional experience in matters relating to investments falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”)), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons in (i)-(iii) above together being referred to as “Relevant Persons”). This document is directed only at Relevant Persons and must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this document relates is available only to Relevant Persons and will be engaged in only with Relevant Persons. This document may only be provided to persons in the United Kingdom in circumstances where section 21(1) of FSMA does not apply to BNS. The Securities are not being offered to “retail investors” within the meaning of the Packaged Retail and Insurance-based Investment Products Regulations 2017 and accordingly no Key Information Document has been produced under these regulations.

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